APPENDIX A

WELLS CAPITAL MANAGEMENT INCORPORATED

INVESTMENT SUB-ADVISORY AGREEMENT

WELLS FARGO FUNDS TRUST

Adjustable Rate Government Fund

Asia Pacific Fund

California Limited-Term Tax-Free Fund

California Tax-Free Fund

Capital Growth Fund

Cash Investment Money Market Fund

Colorado Tax-Free Fund

Common Stock Fund

Conservative Income Fund

Core Plus Bond Fund

Disciplined U.S. Core Fund1

Discovery Fund

Diversified Capital Builder Fund

Diversified Income Builder Fund

Diversified International Fund

Dynamic Target Date Today Fund

Dynamic Target Date 2015 Fund

Dynamic Target Date 2020 Fund

Dynamic Target Date 2025 Fund

Dynamic Target Date 2030 Fund

Dynamic Target Date 2035 Fund

Dynamic Target Date 2040 Fund

Dynamic Target Date 2045 Fund

Dynamic Target Date 2050 Fund

Dynamic Target Date 2055 Fund

Dynamic Target Date 2060 Fund

Emerging Markets Equity Fund

Emerging Markets Equity Income Fund

Endeavor Select Fund

Enterprise Fund

Global Long/Short Fund

Global Small Cap Fund

Government Money Market Fund

Government Securities Fund

Growth Balanced Fund

Growth Fund

Heritage Money Market Fund

High Yield Bond Fund

High Yield Corporate Bond Fund

High Yield Municipal Bond Fund

Index Asset Allocation Fund

Intermediate Tax/AMT-Free Fund

International Equity Fund

Intrinsic Small Cap Value Fund

Intrinsic Value Fund

Intrinsic World Equity Fund

Large Cap Core Fund2

Large Cap Growth Fund

Managed Account CoreBuilder Shares Series M

Minnesota Tax-Free Fund

Moderate Balanced Fund

Money Market Fund

Municipal Bond Fund

Municipal Cash Management Money Market Fund

National Tax-Free Money Market Fund

North Carolina Tax-Free Fund

Omega Growth Fund

Opportunity Fund

Pennsylvania Tax-Free Fund

Precious Metals Fund

Premier Large Company Growth Fund

Short Duration Government Bond Fund

Short-Term Bond Fund

Short-Term High Yield Bond Fund

Short-Term Municipal Bond Fund

Small Cap Core3

Small Cap Value Fund

Special Mid Cap Value Fund

Special Small Cap Value Fund

Strategic Income Fund

Strategic Municipal Bond Fund

Target Today Fund

Target 2010 Fund

Target 2015 Fund

Target 2020 Fund

Target 2025 Fund

Target 2030 Fund

Target 2035 Fund

Target 2040 Fund

Target 2045 Fund

Target 2050 Fund

Target 2055 Fund

Target 2060 Fund

Traditional Small Cap Growth Fund

Treasury Plus Money Market Fund

Ultra Short-TermIncome Fund

Ultra Short-TermMunicipal Income Fund

U.S. Core Bond Fund

WealthBuilder Conservative Allocation Fund

WealthBuilder Equity Fund

WealthBuilder Growth Allocation Fund

WealthBuilder Growth Balanced Fund

WealthBuilder Moderate Balanced Fund

Wisconsin Tax-Free Fund

100% Treasury Money Market Fund

Appendix A amended:  November 10, 2017

1. On November 10, 2017 the Board of Trustees of Wells Fargo Funds Trust approved Wells Capital Management (“WellsCap”) as the sub-adviser to the Disciplined U.S. Core Fund sub-advised by Golden Capital Management (“Golden”) effective upon completion of the merger of Golden into WellsCap on or about January 1, 2018.

2. On November 10, 2017 the Board of Trustees of Wells Fargo Funds Trust approved Wells Capital Management (“WellsCap”) as the sub-adviser to the Large Cap Core Fund sub-advised by Golden Capital Management (“Golden”) effective upon completion of the merger of Golden into WellsCap on or about January 1, 2018.

3. On November 10, 2017 the Board of Trustees of Wells Fargo Funds Trust approved Wells Capital Management (“WellsCap”) as the sub-adviser to the Small Cap Core Fund sub-advised by Golden Capital Management (“Golden”) effective upon completion of the merger of Golden into WellsCap on or about January 1, 2018.

SCHEDULE A

WELLS CAPITAL MANAGEMENT INCORPORATED

INVESTMENT SUB-ADVISORY AGREEMENT

FEE AGREEMENT

WELLS FARGO FUNDS TRUST

This fee agreement is made as of the 27th day of March, 2009, and is amended as of the 10th day of November, 2017, by and between Wells Fargo Funds Management, LLC (the “Adviser”) and Wells Capital Management Incorporated (the “Sub-Adviser”); and

            WHEREAS, the parties and Wells Fargo Funds Trust (the “Trust”) have entered into an Investment Sub-Advisory Agreement (“Sub-Advisory Agreement”) whereby the Sub-Adviser provides investment management advice to each series of the Trust as listed in Appendix A to the Sub-Advisory Agreement (each a “Fund” and collectively the “Funds”).

            WHEREAS, the Sub-Advisory Agreement provides that the fees to be paid to the Sub-Adviser are to be as agreed upon in writing by the parties.

            NOW THEREFORE, the parties agree that the fees to be paid to the Sub-Adviser under the Sub-Advisory Agreement shall be calculated as follows on a monthly basis by applying the annual rates described in this Schedule A to Appendix A for each Fund listed in Appendix A.

            The Sub-Adviser shall receive a fee as described in this Schedule A to Appendix A of the assets of the Growth Balanced Fund and Moderate Balanced Fund and from each WealthBuilder Fund for providing services with respect to which Master Trust Portfolios (or, in the case of the WealthBuilder Funds, other unaffiliated funds) these Funds will invest in and the percentage to allocate to each Master Portfolio or unaffiliated fund in reliance on Section 12(d)(1)(G) under the Act, the rules thereunder, or order issued by the Commission exempting the Fund from the provisions of Section 12(d)(1)(A) under the Act (a “Fund of Funds structure”).

The net assets under management against which the foregoing fees are to be applied are the net assets as of the first business day of the month.  If this fee agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this agreement is in effect shall be subject to a pro rata adjustment based on the number of days elapsed in the current month as a percentage of the total number of days in such month.  If the determination of the net asset value is suspended as of the first business day of the month, the net asset value for the last day prior to such suspension shall for this purpose be deemed to be the net asset value on the first business day of the month.

SCHEDULE A

WELLS CAPITAL MANAGEMENT INCORPORATED

INVESTMENT SUB-ADVISORY AGREEMENT

FEE AGREEMENT

WELLS FARGO FUNDS TRUST

Funds Trust Funds	Fee as % of Avg. Daily Net Assets
Adjustable Rate Government Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
Asia Pacific Fund	First 100M Next 100M Over 200M	0.65 0.55 0.45
California Limited-Term Tax-Free Fund	First 100M Next 200M Over 300M	0.15 0.10 0.05
California Tax-Free Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
Capital Growth Fund	First 100M Next 200M Next 500M Over 800M	0.30 0.275 0.25 0.20
Cash Investment Money Market Fund	First 1B Next 2B Next 3B Over 6B	0.05 0.03 0.02 0.01
Colorado Tax-Free Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
Common Stock Fund	First 100M Next 100M Over 200M	0.45 0.40 0.30
Conservative Income Fund	First 100M Next 200M Over 300M	0.10 0.08 0.05
Core Plus Bond Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
Disciplined U.S. Core Fund	First 100M Next 200M Over 300M	0.25 0.20 0.15
Discovery Fund	First 100M Next 100M Over 200M	0.45 0.40 0.35
Diversified Capital Builder Fund	First 100M Next 200M Next 200M Over 500M	0.35 0.30 0.25 0.20
Diversified Income Builder Fund	First 100M Next 200M Next 200M Over 500M	0.35 0.30 0.25 0.20
Diversified International Fund	First 200M Over 200M	0.45 0.40
Dynamic Target Today Fund	First 250M Next 250M Over 500M	0.15 0.10 0.08
Dynamic Target 2015 Fund	First 250M Next 250M Over 500M	0.15 0.10 0.08
Dynamic Target 2020 Fund	First 250M Next 250M Over 500M	0.15 0.10 0.08
Dynamic Target 2025 Fund	First 250M Next 250M Over 500M	0.15 0.10 0.08
Dynamic Target 2030 Fund	First 250M Next 250M Over 500M	0.15 0.10 0.08
Dynamic Target 2035 Fund	First 250M Next 250M Over 500M	0.15 0.10 0.08
Dynamic Target 2040 Fund	First 250M Next 250M Over 500M	0.15 0.10 0.08
Dynamic Target 2045 Fund	First 250M Next 250M Over 500M	0.15 0.10 0.08
Dynamic Target 2050 Fund	First 250M Next 250M Over 500M	0.15 0.10 0.08
Dynamic Target 2055 Fund	First 250M Next 250M Over 500M	0.15 0.10 0.08
Dynamic Target 2060 Fund	First 250M Next 250M Over 500M	0.15 0.10 0.08
Emerging Markets Equity Fund	First 100M Next 100M Over 200M	0.65 0.55 0.45
Emerging Markets Equity Income Fund	First 100M Next 100M Over 200M	0.65 0.55 0.45
Endeavor Select Fund	First 100M Next 200M Next 500M Over 800M	0.30 0.275 0.25 0.20
Enterprise Fund	First 100M Next 100M Over 200M	0.45 0.40 0.30
Global Long/Short Fund	First 100M Next 100M Over 200M	1.00 0.95 0.90
Global Small Cap Fund	First 100M Next 100M Over 200M	0.55 0.50 0.40
Government Money Market Fund	First 1B Next 2B Next 3B Over 6B	0.05 0.03 0.02 0.01
Government Securities Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
Growth Balanced Fund	First 250M Over 250M	0.10 0.05
Growth Fund	First 100M Next 100M Next 300M Over 500M	0.45 0.40 0.35 0.30
Heritage Money Market Fund	First 1B Next 2B Next 3B Over 6B	0.05 0.03 0.02 0.01
High Yield Bond Fund	First 100M Next 200M Next 200M Over 500M	0.35 0.30 0.25 0.20
High Yield Corporate Bond Fund	0.00
High Yield Municipal Bond Fund	First 100M Next 200M Next 200M Over 500M	0.35 0.30 0.25 0.20
Index Asset Allocation Fund	First 100M Next 100M Over 200M	0.15 0.125 0.10
Intermediate Tax/AMT-Free Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
International Equity Fund	First 200M Over 200M	0.45 0.40
Intrinsic Small Cap Value Fund	First 100M Next 100M Over 200M	0.55 0.50 0.40
Intrinsic Value Fund	First 250M Next 250M Next 2B Next 2B Over 4.5B	0.35 0.325 0.30 0.275 0.25
Intrinsic World Equity Fund	First 250M Next 750M Over 1B	0.35 0.275 0.20
Large Cap Core Fund	First 1B Over 1B	0.35 0.30
Large Cap Growth Fund	First 100M Next 200M Next 500M Over 800M	0.30 0.275 0.25 0.20
Managed Account CoreBuilder Shares Series M	0.00
Minnesota Tax-Free Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
Moderate Balanced Fund	First 250M Over 250M	0.10 0.05
Money Market Fund	First 1B Next 2B Next 3B Over 6B	0.05 0.03 0.02 0.01
Municipal Bond Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
Municipal Cash Management Money Market Fund	First 1B Next 2B Next 3B Over 6B	0.05 0.03 0.02 0.01
National Tax-Free Money Market Fund	First 1B Next 2B Next 3B Over 6B	0.05 0.03 0.02 0.01
North Carolina Tax-Free Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
Omega Growth Fund	First 100M Next 100M Next 300M Over 500M	0.45 0.40 0.35 0.30
Opportunity Fund	First 100M Next 100M Next 300M Over 500M	0.45 0.40 0.35 0.30
Pennsylvania Tax-Free Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
Precious Metals Fund	First 100M Next 100M Over 200M	0.40 0.35 0.30
Premier Large Company Growth Fund	First 100M Next 100M Next 300M Over 500M	0.35 0.325 0.30 0.275
Short Duration Government Bond Fund	First 100M Next 200M Over 300M	0.15 0.10 0.05
Short-Term Bond Fund	First 100M Next 200M Over 300M	0.15 0.10 0.05
Short-Term High Yield Bond Fund	First 100M Next 200M Next 200M Over 500M	0.35 0.30 0.25 0.20
Short-Term Municipal Bond Fund	First 100M Next 200M Over 300M	0.15 0.10 0.05
Small Cap Core Fund	First 200M Next 300M Over 500M	0.55 0.50 0.45
Small Cap Value Fund	First 100M Next 100M Over 200M	0.55 0.50 0.40
Special Mid Cap Value Fund	First 100M Next 100M Over 200M	0.45 0.40 0.30
Special Small Cap Value Fund	First 100M Next 100M Over 200M	0.55 0.50 0.40
Strategic Income Fund	First 100M Next 200M Next 200M Over 500M	0.30 0.25 0.20 0.15
Strategic Municipal Bond Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
Target Today Fund	First 200M Next 300M Over 500M	0.05 0.04 0.03
Target 2010 Fund	First 200M Next 300M Over 500M	0.05 0.04 0.03
Target 2015 Fund	First 200M Next 300M Over 500M	0.05 0.04 0.03
Target 2020 Fund	First 200M Next 300M Over 500M	0.05 0.04 0.03
Target 2025 Fund	First 200M Next 300M Over 500M	0.05 0.04 0.03
Target 2030 Fund	First 200M Next 300M Over 500M	0.05 0.04 0.03
Target 2035 Fund	First 200M Next 300M Over 500M	0.05 0.04 0.03
Target 2040 Fund	First 200M Next 300M Over 500M	0.05 0.04 0.03
Target 2045 Fund	First 200M Next 300M Over 500M	0.05 0.04 0.03
Target 2050 Fund	First 200M Next 300M Over 500M	0.05 0.04 0.03
Target 2055 Fund	First 200M Next 300M Over 500M	0.05 0.04 0.03
Target 2060 Fund	First 200M Next 300M Over 500M	0.05 0.04 0.03
Traditional Small Cap Growth Fund	First 100M Next 100M Over 200M	0.55 0.50 0.40
Treasury Plus Money Market Fund	First 1B Next 2B Next 3B Over 6B	0.05 0.03 0.02 0.01
Ultra Short-Term Income Fund	First 100M Next 200M Over 300M	0.15 0.10 0.05
Ultra Short-Term Municipal Income Fund	First 100M Next 200M Over 300M	0.15 0.10 0.05
U.S. Core Bond Fund	0.00
WealthBuilder Conservative Allocation Fund	0.15
WealthBuilder Equity Fund	0.15
WealthBuilder Growth Allocation Fund	0.15
WealthBuilder Growth Balanced Fund	0.15
WealthBuilder Moderate Balanced Fund	0.15
Wisconsin Tax-Free Fund	First 100M Next 200M Next 200M Over 500M	0.20 0.175 0.15 0.10
100% Treasury Money Market Fund	First 1B Next 2B Next 3B Over 6B	0.05 0.03 0.02 0.01

Schedule A amended:  November 10, 2017

The foregoing fee schedule is agreed to as of November 10, 2017 and shall remain in effect until changed in writing by the parties.

WELLS FARGO FUNDS MANAGEMENT, LLC

By: _________________________________________

        Paul Haast

        Senior Vice President

WELLS CAPITAL MANAGEMENT INCORPORATED

By: _________________________________________

        Karen Norton

        Chief Operating Officer

  On November 10, 2017 the Board of Trustees of Wells Fargo Funds Trust approved Wells Capital Management (“WellsCap”) as the sub-adviser to the Disciplined U.S. Core Fund sub-advised by Golden Capital Management (“Golden”) effective upon completion of the merger of Golden into WellsCap on or about January 1, 2018.

  On November 10, 2017 the Board of Trustees of Wells Fargo Funds Trust approved Wells Capital Management (“WellsCap”) as the sub-adviser to the Large Cap Core Fund sub-advised by Golden Capital Management (“Golden”) effective upon completion of the merger of Golden into WellsCap on or about January 1, 2018.

  On November 10, 2017 the Board of Trustees of Wells Fargo Funds Trust approved Wells Capital Management (“WellsCap”) as the sub-adviser to the Small Cap Core Fund sub-advised by Golden Capital Management (“Golden”) effective upon completion of the merger of Golden into WellsCap on or about January 1, 2018.